Exhibit 99.1

Contact: Gary R. Flaharty, +1.713.439.8039, gflaharty @ bakerhughes.com H. Gene Shiels, +1.713.439.8822, gene.shiels @ bakerhughes.com	News Release Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com
Baker Hughes Completes BJ Services Acquisition
HOUSTON, Texas – April 28, 2010. Baker Hughes Incorporated (NYSE:BHI) (“Baker Hughes”) announced today that it has closed its acquisition of BJ Services Company (“BJ Services”). Pursuant to the previously announced merger agreement, each BJ Services stockholder will receive 0.40035 shares of Baker Hughes common stock, par value $1.00 per share, and $2.69 in cash in return for each share of BJ Services common stock held, and cash reflecting the value of any fractional shares. Baker Hughes issued approximately 118 million shares related to this transaction and paid approximately $800 million in cash. As of today, the former stockholders of BJ Services hold approximately 27.5% of the combined company’s outstanding common stock.
Chad C. Deaton, Baker Hughes Chairman, President and Chief Executive Officer, said, “With the completion of the BJ Services merger today, we have filled an important gap in the products and services we offer our customers. As an acknowledged leader in pressure pumping, cementing and coiled tubing services, BJ Services strengthens the combined company’s integrated services offering and significantly advances our reservoir capabilities. Other acquired BJ Services businesses such as tubular and completion assembly services, process and pipeline services, chemicals, service tools, and completion services also will complement the products and services offered by Baker Hughes. The combined company is better positioned to compete and win around the world, particularly in the unconventional gas and deepwater markets. As our companies come together, I want to personally welcome the employees of BJ Services to Baker Hughes. I know they share our excitement about the combination of two world-class companies, which positions us for significant growth in the years to come. The process of integrating our companies begins immediately for the corporate staff and for operations outside of the US. In the US, we have agreed with the Department of Justice (DOJ) to operate BJ Services and Baker Hughes separately until the required divestiture is completed, which we expect to be finalized in the next several months.”
BJ Services’ former Chairman, President and CEO Bill Stewart said, “The merger of BJ Services into Baker Hughes marks an important milestone for both companies. The combination creates new opportunities to serve our customers and grow both businesses. The employees of BJ Services will now have additional avenues for career advancement in a growing company with a global footprint and comprehensive product and service offering.”

Baker Hughes Incorporated News Release Baker Hughes Completes BJ Services Acquisition	Page 2
Baker Hughes will divest a package of assets including two stimulation vessels (the HR Hughes and Blue Ray) and certain other assets used to perform sand control and stimulation services in the US Gulf of Mexico. The parties do not expect that the divestiture will be material to the business or financial performance of the combined company following the merger. This agreement with the DOJ includes a proposed Final Judgment acknowledged by the Federal District Court in Washington, DC, which also entered a Hold Separate Stipulation and Order earlier today.
Forward-Looking Statements
Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. Such forward-looking statements include, but are not limited to: statements about the expected benefits of the business combination transaction involving Baker Hughes and BJ Services, including expected future financial and operating results; anticipated accretion to Baker Hughes’ earnings per share arising from the transaction; the expected amount and timing of cost savings and operating synergies; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction; the timing, proceeds and impact of the required divestiture of assets used in the sand control and stimulation services businesses in the US Gulf of Mexico; the inability to retain key personnel; continuation or deterioration of current market conditions; the outcome of any litigation; future regulatory or legislative actions that could adversely affect the combined company; the business plans of the customers of the respective parties; the combined company’s plans; and other expectations, objectives, intentions and other statements that are not historical facts.
Additional factors that may affect future results are contained in Baker Hughes’ and BJ Services’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov. Except as required by law, Baker Hughes undertakes no obligation to publicly update or revise any forward-looking statement.
Baker Hughes provides reservoir consulting, drilling, pressure pumping, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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